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                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE INDONESIA FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transactions applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:



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Important Notice
                            The Indonesia Fund Inc.
                                                               December 29, 2000
================================================================================

             "The Special Meeting of Shareholders has been adjourned
                         to Thursday, January 18, 2001"

Dear Shareholder,

We are writing to inform you that the Special Meeting of Shareholders of The Indonesia Fund, Inc. (the "Fund") originally scheduled for Thursday, December 28, 2000 has been adjourned to 2:00 pm Thursday, January 18, 2001. The reason for this adjournment is to give shareholders additional time to vote their shares for the proposed merger of the Jakarta Growth Fund, Inc. with and into the Fund. In order for this reorganization to be approved, the Fund's Articles of Incorporation and By-laws require that 662/3% of the Fund's shares vote in favor of the transaction, making it critical that all shareholders participate.

As mentioned above, the only proposal to be voted on at the January 18, 2001 meeting is the merger proposal. The Board of Directors believes that, absent this combination, the Fund's asset level may well fall significantly below the New York Stock Exchange's (the "NYSE's") continued listing standards and, as a result, the Fund would be delisted from the NYSE. The Board of Directors further believes that combining the two funds will benefit shareholders by providing the potential for:

>> economies of scale,
>> greater investment flexibility, and
>> a lower operating expense ratio.

The proposed merger and investment policies of the Funds are described in more detail in the combined Proxy Statement/Prospectus, which was mailed to shareholders on or about November 27, 2000.

Please note, if you sold your shares after the record date of October 16, 2000, you are still holding the voting rights. WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD(S) AND RETURN THE CARD(S) IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE.

Please vote your shares utilizing any of the convenient methods listed below:

1. By Internet: Go to www.proxyvote.com and enter the 12-digit control number found on your proxy card.

2. By Phone: Call 1-800-634-9899. Representatives are available to take your vote Monday through Friday between 9 a.m. and 11 p.m. and Saturday noon to 6 p.m. eastern time. From outside the U.S., please call collect 212-806-8564.

3. By Mail: Complete the enclosed proxy card and return it in the enclosed postage-paid envelope.

If we do not receive your proxy by one of the above methods, you may receive a call from Shareholder Communications Corporation, our proxy agent, requesting you to vote your shares for the adjourned meeting.

Thank you for your time and understanding.

Michael Pignataro
Chief Financial Officer and Secretary